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                                                                    EXHIBIT 99.4
                             JOINT FILING AGREEMENT

        The undersigned hereby agree that the statement on Schedule 13D dated March 15, 1998, with respect to the Class A Common Stock of NEXTLINK Communications, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

        This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated: March 15, 1999

                                            /s/ WENDY P. MCCAW
                                            ------------------------------------
                                            Wendy P. McCaw


                                            THE AMPERSAND TELECOM TRUST

                                            By: /s/ GREGORY J. PARKER
                                                --------------------------------
                                                Gregory J. Parker
                                                Trustee


                                            AMPERSAND TELECOM, LLC

                                            By: /s/ GREGORY J. PARKER
                                                --------------------------------
                                                Gregory J. Parker
                                                President


                                            /s/ GREGORY J. PARKER
                                            ------------------------------------
                                            Gregory J. Parker